Exhibit 10.12

January 8, 2004

Mr. Pat Clarke

Brick Lane

Beck Hall

Tealby

Market Rasen

Lincolnshire

LN8 3XS

Re: Modifications to Terms and Conditions of Employment dated January 7, 2004

Dear Pat:

Further to our letter of offer dated January 7, 2004, I am pleased to submit the following modifications to that offer:

1)	We have satisfactorily checked the references that you provided and hereby remove that condition from our offer. Our offer of employment is no longer conditional, with the exception that the offer expires 5:00pm (GMT), January 9, 2004.

2)	Clause 6, Period of Notice, is hereby deleted in its entirety, and replaced with the following:

“In the event of termination without cause, the Company will provide three (3) months notice to you. Should you elect to leave the Company you will provide three (3) months notice to the Company. In the event of termination due to serious misconduct or breach of contract there will be no notice period”.

Please sign below, in addition to signing the original offer letter, to indicate your acceptance of these terms.

Signed on behalf of BakBone Software Limited:

/s/ Keith Rickard

Date: January 8, 2004

I hereby accept this modification letter together with the original terms of the offer of employment (as modified by this letter):

Employee: /s/ Pat Clarke

Date: January 12, 2004